EXHIBIT 5


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APPLEBY
APPLEBY | SPURLING | HUNTER

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                                                                ASM/trw/1052.224



                                                                10 December 2004

Sea Containers Ltd.
Canon's Court
22 Victoria Street
Hamilton HM EX
Bermuda


Dear Sirs

Form S-3 Registration Statement
-------------------------------

We have acted as Bermuda counsel to Sea Containers Ltd., a Bermuda company (the "Company"), in connection with the proposed offer and sale by the Company of up to 2,400,000 Class A common shares, par value $0.01 each of the Company (the "Shares") issuable from time to time in one or more public offerings. Such offerings are the subject of a Registration Statement on Form S-3 under the United States Securities Act of 1933 (the "Registration Statement"). Each Share will be issued with and include a right to purchase Series A Junior Participating Preferred Shares of the Company (a "Right"), and such Right (until the "Distribution Date" as defined in the Rights Agreement providing for the Rights) will be transferable with and only with, and will be evidenced by the certificate evidencing, such Share.

For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion (the "Documents").




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APPLEBY                                                       Sea Conainers Ltd
APPLEBY | SPURLING | HUNTER                                    December 10, 2004



Assumptions
-----------

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and such other documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)      the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents (other than the directors and officers of the Company);

(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

(g) that the Company Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(h) that the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;


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APPLEBY                                                       Sea Conainers Ltd
APPLEBY | SPURLING | HUNTER                                    December 10, 2004



(i) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to authorise the issue of the Shares, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(j) that, when the Directors of the Company passed the Resolutions, each of the Directors discharged his fiduciary duties to the Company and acted honestly and in good faith with a view to the best interests of the Company; and

(k) that upon issuance of the Shares the Company shall receive consideration therefor in cash or other value the greater of (i) the price at which the Company has agreed to issue the Shares or (ii) $0.01 per Share.


Opinion
-------

Based upon and subject to the foregoing, and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the issuance of the Shares and the Rights attached thereto has been duly authorised by the Company and when paid for in accordance with the terms of the Resolutions and the Registration Statement, the Shares and the Rights will be legally issued, and the Shares will be fully paid and non-assessable.


Reservations
------------

We have the following reservations:

(a) We express no opinions as to any law other than Bermuda law and none of the opinions expressed in this opinion relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date of this opinion.


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APPLEBY                                                       Sea Conainers Ltd
APPLEBY | SPURLING | HUNTER                                    December 10, 2004



(b) The foregoing reference to the Shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of Shares, that no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their Shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares of the Company, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(c) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

         (ii) details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

         (iii) whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but


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APPLEBY                                                       Sea Conainers Ltd
APPLEBY | SPURLING | HUNTER                                    December 10, 2004



                  not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

         (iv) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

(d) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(e) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

Disclosure
----------

This opinion is addressed to the Company in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission for the purposes of registering the Shares under the Securities Act of 1933 (as amended), solely for the benefit of the Company and (save as referred to in the following paragraph), is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted, nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the captions "Risk Factors" and "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit we are in the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

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APPLEBY                                                       Sea Conainers Ltd
APPLEBY | SPURLING | HUNTER                                    December 10, 2004



This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully,


/s/ Appleby Spurling Hunter
Appleby Spurling Hunter



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APPLEBY                                                       Sea Conainers Ltd
APPLEBY | SPURLING | HUNTER                                    December 10, 2004



                                    SCHEDULE


1. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 9 December 2004 (the "Company Search").

2. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 9 December 2004 in respect of the Company (the "Litigation Search").

3. Certified copies of The Sea Containers Ltd., Amendment Act 1983; The Sea Containers Atlantic Ltd., Company Act 1978; Memorandum of Association as altered (6 April 1990); and Bye-Laws of SCL as amended and restated on 11 July 1990 and further amended on 22 April 1992 (effective 23 June 1992 and further amended and restated by the shareholders on 6 June 2001) (collectively referred to as the "Constitutional Documents").

4. Certified copy of the unanimous written resolutions of each of the Directors adopted by the Board on 8 December 2004 (the "Resolutions").

5. A certified copy of the "Foreign Exchange Letter", dated 5 June 1974 issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

6. A Certificate of Compliance, dated 10 December 2004 issued by the Ministry of Finance in respect of the Company.

7. A certified copy of the Register of Directors and Officers in respect of the Company.

8. An electronic copy of the Registration Statement on Form S-3 with respect to the Shares (including the prospectus issued by the Company in connection with the offering of the Shares (the "Registration Statement").



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